For period ending November 30, 2007
File Number 811-06475
Exhibit 99.77Q1

OFFICER CERTIFICATE REGARDING
AMENDMENT TO
AMENDED AND RESTATED BYLAWS

OF

STRATEGIC GLOBAL INCOME FUND, INC

I, Keith A. Weller, Vice President and Assistant Secretary of Strategic Global Income Fund, Inc.
(the "Fund"), a Maryland corporation, hereby certify that, at a duly convened meeting of the
Board of Directors of the Fund held on November 14, 2007, the Board of Directors adopted the following amendments to the Fund's Amended and Restated Bylaws (the "Bylaws"):

Article VI Section 1 of the Bylaws was amended and restated as follows:

Section 1.  Certificates of Stock.  The interest of each stockholder of the
Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time authorize, provided, however, that the Board of Directors may, in its discretion, authorize the issuance of non-
certificated shares.  No certificate shall be valid unless it is signed by the
President or a Vice President and countersigned by the Secretary or an Assistant
Secretary or the Treasurer or an Assistant Treasurer of the Corporation and
sealed with the seal of the Corporation, or bears the facsimile signatures of such officers and a facsimile of such seal.  In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the
Corporation with the same effect as if he or she were such officer at the date of issue.

In the event the Board of Directors authorizes the issuance of non-certificated shares of stock, the Board of Directors may, in its discretion and at any time, discontinue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Corporation for cancellation.  Such surrender and cancellation shall not affect the ownership of shares of the Corporation.

IN WITNESS WHEREOF, I have signed this certificate as of the 19th day of November, 2007.

By:  /s/ Keith A. Weller
Name: Keith A. Weller
Title: Vice President and Assistant
Secretary of Strategic Global Income Fund,
Inc.

Strategic Global Income Fund